SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 27, 2004
Date of Report (date of earliest event reported)

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

as Depositor and Certificate Administrator under an
Amended and Restated Trust Agreement
dated as of April 29, 2004
providing for the issuance of

WaMu MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2004-RS2
(Exact name of Registrant as specified in its charter)

Delaware	333-103345	94-2528990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1706
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 377-8555

ITEM 7.  Financial Statements and Exhibits.

The following Exhibit is filed herewith:

99.1 Intex model (the "Intex Model") prepared by UBS Securities LLC  in connection with the Registrant's WaMu Mortgage Pass-Through Certificates, Series 2004-RS2 (the "Certificates"). The Intex Model allows prospective investors to generate hypothetical performance data with respect to the Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans. Access to the Intex Model can be obtained by contacting Sharon Joseph at UBS Securities LLC at telephone number 212-713-7933.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
Date: April 27, 2004	By:	/s/ David H. Zielke David H. Zielke First Vice President and Counsel (Authorized Officer)